SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

____________________

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF

THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): May 22, 2014

Cubed, Inc.

(Exact name of registrant as specified in its charter)

Nevada	333-171371	37-1603977
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

830 South 4th Street, Las Vegas, NV 89101
(Address of principal executive offices)

Registrant’s telephone number, including area code: (702) 868-4277

_______________________________ (Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ]	Written communications pursuant to Rule 425 under the Securities Act (17CFR 230.425)

[ ]	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ]	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 — Entry into a Material Definitive Agreement

On May 22, 2014, we entered into a Share Exchange Agreement (the “Agreement”) with WikiTechnologies, Inc., a Delaware corporation (“Wiki”). Under the Agreement, subject to certain conditions, we will acquire all of the issued and outstanding common stock of Wiki in exchange for 1,200,000 newly issued shares of our common stock, together with a total payment of $1,500,000 in cash. Previously, as part of a Letter of Intent dated May 2, 2014, we paid Wiki $100,000 separately, in effect for a standstill and agreement to negotiate, which resulted in the Agreement reported herein.

WikiTechnologies is a technology company dedicated to making financial transactions simple, secure, social and affordable. It owns and operates, both the WikiPay and WikiLoan platforms.

Its principal product, WikiPay, a Money Services Business, is a simple, low-cost alternative to existing mobile and online payment solutions.  WikiPay is a proprietary payment system that allows mobile and online, Business-to-Consumer, Consumer-to-Business and Business-to-Business payments through its website www.wikipay.com, mobile website, m.wikipay.com, SMS, and Facebook in 49 US States and 60 countries throughout the globe. WikiPay empowers its users to execute real-time payments, scheduled payments, account inquiries for balance and transaction history, bill payments, notifications and alerts, and transaction security verifications.

WikiLoan is a peer-to-peer lending platform that works through the participation and collaboration of family and friends through social networks.  The company's website, www.wikiloan.com, provides repayment schedules and documentation for loans, along with proprietary administrative tools, which enable users to securely pull credit reports and automate the loan repayment process.

We intend to integrate the WikiPay and WikiLoan platforms into our Cube products in order to enhance its use in business transactions.

The Agreement is expected to close upon satisfaction of all conditions, no later than July 15, 2014. The $1,500,000 cash payment is due in three installments of $500,000 each due on: (i) the closing date; (ii) July 31, 2014; and (iii) August 30, 2014. The Agreement is conditional upon, among other things, our ability to raise private equity financing in an amount not less than $1,500,000. In the event we have not raised sufficient funds by the closing date, we have the option to extend the second and third $500,000 payments for up to thirty (30) days, for each, by making non-refundable $20,000 payments to Wiki. Our ability to fund the total $1,500,000 cash payment to Wiki under the Agreement will be dependent upon our ability to raise sufficient additional equity capital. We do not have any formal commitments or arrangements for the sales of stock or other funding at this time. There can be no assurance that such additional financing will be available to us on acceptable terms, or at all.

The foregoing description of the Agreement does not purport to be complete and is qualified in its entirety by reference to the complete text of the Agreement, which is filed with the Securities and Exchange Commission as Exhibit 10.1 to this Current Report on Form 8-K.

ITEM 9.01 FINANCIAL STATEMENTS AND EXHIBITS

(d) Exhibits

Exhibit No.	Description
10.1	Share Exchange Agreement (with WikiTechnologies, Inc.)

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CUBED, INC.

/s/ Joseph White

Joseph White
President, Chief Executive Officer

Date: May 27, 2014

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